EXHIBIT 10.3 FEE AGREEMENT WITH BLENDER MEDIA

SUITE 203- 119 WEST PENDER STREET
VANCOUVER, BC  B6B 1S5
TEL. (604) 683-3588
FAX (604) 682-3591
URL: WWW.BLENDERMEDIA.COM


DATE:    AUGUST 7, 2002

AGREEMENT (the "Agreement") Made as of the 7th day of August, 2002 (the "Effective Date") by and between Blender Media, having its principal place of business at 203-119 West Pender Street, Vancouver, B.C. and MIV Therapeutics Inc. ("the client"), having its principal place of business at Unit 1 - 8765 Ash Street, Vancouver, B.C.

WHEREAS, the client desires to establish a branded web site on the World Wide Web; and WHEREAS, Blender Media is in the business of providing software, design, and computer consulting services in connection with creating and operating sites on the World Wide Web and desires to provide corporate identity and website design, development and implementation services to the client.

THE PROJECT

To develop an informative, user friendly, and visually appealing corporate website and PowerPoint presentation.

SPECIFICS

Blender Media will undertake and complete the following tasks and services in order to successfully complete the project:

------------------------------------------------------- ------------------------


WEBSITE
Design and development of new website
Integration of Content Management System
Integration of Contact Management System
Stock quote and chart integrated into
the website template

*(DETAILS FOR THE ABOVE FEATURES ARE OUTLINED IN THE
ATTACHED "SOLUTION'S OVERVIEW".)                                       $4500.00
------------------------------------------------------- ------------------------

------------------------------------------------------- ------------------------

POWERPOINT PRESENTATION
Design and development of Power Point & Print
templates
Preparation & testing of the overall presentation
Print 20 bound copies of presentation                                  $1881.17
------------------------------------------------------- ------------------------

 *All amounts are in Canadian Dollars, excluding applicable taxes.

PAYMENT

The total cost for the design and development of the website and the Power point presentation is $6381.17 plus any applicable taxes. Fees for professional services do not include outside purchases, such as (but not limited to) printing, typography, photography, art and color proofing materials, shipping and messengers. Expenses are itemized on each invoice. Fees to Blender Media are due and payable according to the following schedule:

$1,881.17(plus any applicable taxes) to begin the project, to be paid by cash or cheque

And

$4,500 (plus any applicable taxes) upon completion of both the website and PowerPoint presentation, payable in cash or the equivalent dollar amount in MIV Therapeutics Inc. (MIVT:OTCBB) shares (based on market price on settlement date).

The following rates will apply after the launch of the website:

Updates to the website:....Free for first three months. Thereafter, $50 per hour
Hosting: Free for the first year. All amounts are in Canadian Dollars, excluding applicable taxes.

TIMELINES

The client will approve each part of the process. All timelines will be discussed and outlined with the client to ensure that the website's progress is on track.

TERMS AND CONDITIONS

The agreement contained in this "Website Design Contract" constitutes the sole agreement between Blender Media and Windridge Holdings Limited regarding the website design work. Any additional work not specified in this contract must be authorized by a written change order.

COPYRIGHTS AND TRADEMARKS: Windridge Holdings Limited ("the client") represents to Blender Media and unconditionally guarantee that any elements of text, graphics, photos, designs, trademarks, or other artwork furnished to Blender Media for inclusion in web-pages are owned by the client, or that the client has permission from the rightful owner to use each of these elements, and will hold harmless, protect, and defend Blender Media and its subcontractors from any claim or suit arising from the use of such elements furnished by the client.

RIGHTS OF OWNERSHIP: Once a project has been delivered by us and is fully paid for the client, Blender Media will assign the reproduction rights of the design for the use(s) described in the proposal. According to Copyright Law, the rights to all design and art work, including but not limited to photography and/or illustration created by independent photographers or illustrators retained by Blender Media or purchased from a stock agency on your behalf, remain with the individual designer, artist, photographer, or illustrator. Unless a purchase of "all rights" (a "buyout") is negotiated with Blender Media and/or with the photographer, illustrator, stock agency or his/her authorized representative, you may not use or reproduce the design or the images therein for a purpose other than the one(s) initially stipulated. If you wish to use a design we have created and/or the images within it for another purpose or project, including a reprint or exhibition, you must contact us to arrange the transfer of rights and any additional fees before proceeding.

The undersigned agrees to the terms of this agreement on behalf of his or her organization or business. For purposes of venue, this agreement was signed in Vancouver, British Columbia, and any dispute will be litigated or arbitrated in Vancouver, British Columbia, Canada.


On behalf of the client (name & authorized signature):

/s/ Patrick A. McGowan                                   Date   August 7, 2002
----------------------                                          --------------
Patrick A. McGowan, CFO

On behalf of Blender Media (name & authorized signature):


Amir Adnani, Director                                     Date  August 7, 2002
----------------------                                          --------------